[LOGO OF XILINX, INC.]

                                 June 24, 1996

To Xilinx Stockholders:

  You are cordially invited to attend the 1996 Annual Meeting of Stockholders to be held on July 30, 1996, at 11:00 a.m. at the Hyatt Sainte Claire Hotel, 302 South Market, San Jose, California.

  At this year's meeting, in addition to the election of directors and ratification of independent auditors, we are seeking stockholder approval of a 3,300,000 share increase in shares issuable under our 1988 Stock Option Plan and a 460,000 share increase in shares issuable under our 1990 Employee Qualified Stock Purchase Plan. Because these employee plans disperse equity ownership broadly among the Company's employees, we believe that they are effective tools for aligning the interests of the employees with those of the Company. When the Company performs well, the employees are rewarded along with other stockholders.

  At the meeting, we will also report on the operations of the Company, and you will have an opportunity to ask questions. Whether or not you plan to attend, please take a few minutes now to sign, date and return your proxy in the enclosed postage-paid envelope so that your shares will be represented.

  Thank you for your continuing interest in Xilinx.

                                          Very truly yours,

                                          /s/ Willem P. Roelandts
                                          --------------------------
                                          Willem P. Roelandts
                                          Chief Executive Officer

                            [LOGO OF XILINX, INC.]

                                 XILINX, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JULY 30, 1996

To The Stockholders:

  Notice Is Hereby Given that the Annual Meeting of Stockholders of Xilinx, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, July 30, 1996 at 11:00 a.m., local time, at the Hyatt Sainte Claire Hotel, 302 South Market, San Jose, California, for the following purposes:

    1. To elect directors to serve for the ensuing year or until their successors are duly elected and qualified.

    2. To ratify and approve an amendment to the Company's 1988 Stock Option Plan to increase the number of shares reserved for issuance thereunder by 3,300,000 shares.

    3. To ratify and approve an amendment to the Company's 1990 Employee Qualified Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 460,000 shares.

    4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 29, 1997.

    5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on June 6, 1996 are entitled to notice of and to vote at the meeting.

  All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                    For the Board of Directors


                                    /s/Robert C. Hinckley
                                    ----------------------------------
                                    Robert C. Hinckley
                                    Vice President of Strategic Plans
                                    and Programs, and Secretary

San Jose, California
June 24, 1996

 IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                 XILINX, INC.

                               ----------------

                                PROXY STATEMENT

                      FOR ANNUAL MEETING OF STOCKHOLDERS

  The enclosed Proxy is solicited on behalf of Xilinx, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held Tuesday, July 30, 1996 at 11:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hyatt Sainte Claire Hotel, 302 South Market, San Jose, California.

  The Company's principal executive offices are located at 2100 Logic Drive, San Jose, California 95124. The telephone number at that location is (408) 559-7778.

  These proxy solicitation materials were mailed on or about June 24, 1996 to all stockholders entitled to vote at the meeting.

             INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

  Each stockholder is entitled to one vote for each share of Common Stock with respect to all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

  The cost of soliciting proxies will be borne by the Company. The Company has retained the services of CIC Express Service, Inc. to assist in obtaining proxies from brokers and nominees of stockholders for the Annual Meeting. The estimated cost of such services is approximately $4,500 plus out-of-pocket expenses. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

  While abstentions (votes "withheld") will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter other than the election of directors, broker non-votes with respect to proposals set forth in this Proxy Statement will be counted only for purposes of determining the presence or absence of a quorum and will not be considered Votes Cast. Accordingly, broker non-votes will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

RECORD DATE AND SHARES OUTSTANDING

  Only stockholders of record at the close of business on June 6, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 72,209,877 shares of the Company's Common Stock were outstanding. For information regarding holders of more than 5% of the outstanding Common Stock, see "Security Ownership of Certain Beneficial Owners and Management." The closing price of the Company's Common Stock on the Record Date, as reported by the Nasdaq National Market, was $31.50 per share.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1997 Annual Meeting of Stockholders must be received by the Company no later than February 25, 1997 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

  A board of four directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's four nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

                                                                      DIRECTOR
          NAME OF NOMINEE        AGE      PRINCIPAL OCCUPATION         SINCE
          ---------------        ---      --------------------        --------
   Bernard V. Vonderschmitt....   72 Consultant and Chairman of the     1984
                                      Company's Board of Directors
   Willem P. Roelandts.........   51 President and Chief Executive      1996
                                      Officer of the Company
   John L. Doyle...............   64 Consultant                         1994
   Philip T. Gianos............   46 General Partner, InterWest         1985
                                      Partners

  Mr. Vonderschmitt was Chief Executive Officer of the Company from August 1994 to January 1996 and was President of the Company from its inception in February 1984 to August 1994. Mr. Vonderschmitt now serves as Chairman of the Company's Board of Directors and as a consultant to the Company. Mr. Vonderschmitt is also a director of Chips and Technologies, Inc., Credence Systems, Inc., International Microelectronic Products, Inc. and Sanmina Corporation.

  Mr. Roelandts was hired as the Company's Chief Executive Officer in January 1996 and was simultaneously appointed to serve as a member of the Company's Board of Directors. In April 1996, he was appointed to the additional position of President of the Company. Prior to joining the Company, Mr. Roelandts served at Hewlett-Packard Company, a computer manufacturer, as Senior Vice President and General Manager of Computer Systems Organizations from November 1992 through January 1996 and as Vice President and General Manager of the Network Systems Group from December 1990 through November 1992.

  Mr. Doyle was Executive Vice President of Hewlett-Packard Company from June 1990 to September 1991, and was Co-Chief Executive Officer of Hexcel Corp., a manufacturer of honeycomb, advanced composites, reinforced fabrics and resins, from July 1993 to December 1993. Hexcel Corp. filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code in December 1993. From September 1991 to July 1993, and from December 1993 to the present, Mr. Doyle's sole occupation has been as an independent consultant. In addition, Mr. Doyle is a director of Analog Devices, Inc., Silicon Valley Research, Inc. and DuPont Photomasks, Inc.

  Since 1984, Mr. Gianos has worked with InterWest Partners as a General Partner. Mr. Gianos is a director of StrataCom, Inc.

  There are no family relationships among any directors or executive officers of the Company.

REQUIRED VOTE

  The four nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the meeting shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the beneficial ownership of Common Stock of the Company as of June 4, 1996 by (i) each stockholder known to the Company to be a beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer and each of the four other most highly compensated individuals who served as executive officers of the Company at fiscal year end (collectively, the "Named Executive Officers") and (iv) all directors and executive officers at fiscal year end as a group:

DIRECTORS, OFFICERS AND      NUMBER     PERCENT
5% STOCKHOLDERS           OF SHARES (1) OF TOTAL
- -----------------------   ------------- --------
PRINCIPAL STOCKHOLDERS
 (2)
 T. Rowe Price Associates
  (3)....................   5,142,750     7.1%
  100 E. Pratt Street
  Baltimore, MD 21202
 Lincoln Capital
  Management.............   3,618,800     5.0%
  200 South Wacker Drive
  Chicago, IL 60606
DIRECTORS
 Bernard V. Vonderschmitt
  (4)....................   1,465,650     2.0%
 Willem P. Roelandts
  (5)(6).................      80,000       *
 John L. Doyle (7).......      20,500       *
 Philip T. Gianos (8)....      81,163       *
NAMED EXECUTIVE OFFICERS
 R. Scott Brown (9)......     450,250       *
 C. Frank Myers (10).....     187,928       *
 Gordon M. Steel (11)....     454,250       *
 Curtis S. Wozniak (12)..     171,332       *
All directors and
 executive officers at
 fiscal year end
 as a group (9 persons)
 (13)....................   3,091,406     4.3%

- --------
  * Less than 1%
 (1) Reflects a three-for-one stock split effected on August 11, 1995.
 (2) Based on filings pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, available as of June 4, 1996, such shares are held and managed by the above-named entities as investment advisors on behalf of clients who are beneficial owners.

 (3) These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
 (4) Includes 1,000,150 shares held by the Bernard V. Vonderschmitt Revocable Trust U/A Dtd 3/23/95, 217,000 shares held by the Bernard V. and Theresa
     S. Vonderschmitt Joint Trust and options to purchase 215,500 shares of Common Stock exercisable within 60 days of June 4, 1996.
 (5) Represents options to purchase 80,000 shares of Common Stock exercisable within 60 days of June 4, 1996.
 (6) Mr. Roelandts is Chief Executive Officer of the Company, in addition to being a director.
 (7) Represents options to purchase 20,500 shares of Common Stock exercisable within 60 days of June 4, 1996.
 (8) Includes options to purchase 65,500 shares of Common Stock exercisable within 60 days of June 4, 1996.
 (9) Includes options to purchase 375,250 shares of Common Stock exercisable within 60 days of June 4, 1996.
(10) Includes options to purchase 172,916 shares of Common Stock exercisable within 60 days of June 4, 1996.
(11) Includes options to purchase 126,711 shares of Common Stock exercisable within 60 days of June 4, 1996.
(12) Includes options to purchase 114,986 shares of Common Stock exercisable within 60 days of June 4, 1996. Mr. Wozniak resigned as President and Chief Operating Officer of the Company effective April 15, 1996.
(13) Includes options held by officers and directors of the Company to purchase an aggregate of 1,348,696 shares of Common Stock exercisable within 60 days of June 4, 1996.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held a total of 14 meetings during the fiscal year ended March 31, 1996. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors or its committees on which served during the time each director was a member of the Board of Directors. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

  The Audit Committee, which currently consists of Philip T. Gianos and John
L. Doyle, met twice during fiscal year 1996. The Audit Committee consults with the Company's independent auditors concerning the scope of the audit and reviews with them the results of their examination, reviews and approves any material accounting policy changes affecting the Company's operating results and reviews the Company's control procedures and personnel.

  The Compensation Committee, which currently consists of Philip T. Gianos and John L. Doyle, met once during fiscal year 1996. The Compensation Committee has responsibility for establishing the compensation policies of the Company. The committee determines the compensation of the Company's executive officers and has exclusive authority to grant options to executive officers under the 1988 Stock Option Plan.

COMPENSATION OF DIRECTORS

 Standard Arrangements

  The Company pays its non-employee directors $1,500 per regular Board meeting attended, $1,000 per committee meeting attended and a $12,000 annual fee.

  The 1988 Stock Option Plan currently provides for the automatic grant of nonstatutory options to outside directors of the Company. Each eligible outside director is granted an initial option to purchase 48,000 shares of Common Stock (the "Initial Option") on the date of the director's first meeting after selection as director and an additional Option to purchase 12,000 shares of Common stock (a "Subsequent Option") each year thereafter.

The Initial Option becomes exercisable over a period of four years from its date of grant in monthly installments of 1/48 of its shares, and each Subsequent Option also becomes exercisable over a period of four years from its date of grant in monthly installments of 1/48 of its shares. The exercise price of nonstatutory options granted under the 1988 Stock Option Plan is equal to the fair market value of the Company's Common Stock on the date of grant.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

  On January 11, 1996, the Company entered into a letter agreement with Willem
P. Roelandts, its current President and Chief Executive Officer, relating to terms of his employment, his initial level of compensation and payment of certain compensation in the event of his termination from the Company under certain circumstances. The agreement provides for base compensation of $41,667 per month, a target bonus equal to 60% of base salary and the grant of options to purchase 800,000 shares of Common Stock, exercisable at $31.81 per share and vesting over a five year period. The letter agreement provides that in the event that Mr. Roelandts voluntarily terminates his employment with the Company or is terminated for cause, he will not be eligible to receive any severance payments. The letter agreement further provides that if Mr. Roelandts is terminated without cause within the first two years of his employment with the Company, he will receive two years' base pay, two years' target bonus and two years' medical and dental insurance. The letter agreement also provides that if Mr. Roelandts is terminated without cause within one year of a change in control of the Company, he will receive two years' base pay, two years' target bonus, two years' medical and dental insurance and full vesting of all previously unvested stock options.

  In April 1996, Curtis S. Wozniak resigned as President and Chief Operating Officer of the Company pursuant to the terms of a Separation Agreement effective April 15, 1996 (the "Separation Agreement"). The Separation Agreement provided that the Company pay Mr. Wozniak $558,000 plus accrued vacation time earned but not yet paid, less applicable withholding. Further, Mr. Wozniak is entitled to convert the health care coverage formerly provided to him as an employee of the Company to individual coverage pursuant to COBRA, retains beneficial ownership of any amounts held in his name under the Company's 401(k) Plan and is entitled to receive distributions of such amounts as provided under the 401(k) Plan and applicable law. Also pursuant to the terms of the Separation Agreement, Mr. Wozniak became a consultant to the Company, beginning April 16, 1996 through the period ending June 15, 1996 (the "Consultancy Period"). During the Consultancy Period, the stock options granted to Mr. Wozniak pursuant to the Company's 1988 Stock Option Plan continued to vest and are exercisable according to the terms of the stock option agreements.

  In January 1996, Bernard V. Vonderschmitt resigned as Chief Executive Officer of the Company. On June 1, 1996, Mr. Vonderschmitt became a consultant to the Company pursuant to a consulting agreement effective the same date (the "Consulting Agreement"). The Consulting Agreement provides that
Mr. Vonderschmitt shall continue his service as Chairman of the Company's Board of Directors and, as reasonably requested by the Company, shall provide advice on issues of importance to the Company, including general corporate, technological and marketing issues. Mr. Vonderschmitt does not receive any cash compensation under the Consulting Agreement, but the terms of the Consulting Agreement provide for continued vesting of all stock options which he received as President of the Company and for reimbursement of expenses incurred by Mr. Vonderschmitt in connection with the provision of his consulting services.

EXECUTIVE COMPENSATION

  The following table sets forth compensation paid to the Named Executive Officers for services to the Company in all capacities during the three fiscal years ended March 31, 1996:

                          SUMMARY COMPENSATION TABLE

                                                               LONG-TERM
                                                            COMPENSATION(1)
                                                            ---------------
                                ANNUAL COMPENSATION             AWARDS
                               -------------------------    ---------------    ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR  SALARY     BONUS(2)     OPTIONS(#)(3)  COMPENSATION(4)
- - --------------------------   ---- --------    --------    --------------- ---------------
  Bernard V.
   Vonderschmitt..........     1996 $350,000    $    --             --          $   --
   Chairman and Chief          1995  315,000         --             --              --
   Executive Officer*          1994  265,008         --         180,000             --
  Willem P. Roelandts.....     1996 $ 98,718(5) $    --         800,000         $   --
   President and Chief         1995      --          --             --              --
   Executive Officer*          1994      --          --             --              --
  Curtis S. Wozniak.......     1996 $360,000    $107,163            --          $20,507
   President and Chief         1995  234,692      85,646        750,000(6)          --
   Operating Officer**         1994      --          --             --              --
  R. Scott Brown..........     1996 $210,000    $272,984(7)      40,000(8)      $   --
   Senior Vice President,
    Sales                      1995  184,000     217,435(7)      90,000(9)          --
                               1994  171,940     141,943(7)      75,000             --
  C. Frank Myers..........     1996 $194,500    $ 42,108         20,000(8)      $19,906
   Vice President, Opera-
    tions                      1995  185,952      33,719         60,000(9)       23,729
                               1994  173,885      43,610         75,000          19,211
  Gordon M. Steel.........     1996 $193,000    $ 52,229         50,000(8)      $20,136
   Senior Vice President,
    Finance                    1995  177,759      31,717        105,000(9)       24,678
   and Chief Financial Of-
    ficer                      1994  164,592      41,278        120,000          23,233

- --------
 * Mr. Roelandts succeeded Mr. Vonderschmitt as Chief Executive Officer of the Company on January 11, 1996. Mr. Vonderschmitt continued as Chairman of the Company's Board of Directors. On April 17, 1996, Mr. Roelandts assumed the additional position of President of the Company.
** Mr. Wozniak resigned as President and Chief Operating Officer of the
   Company effective April 15, 1996.
(1) The Company has not granted any stock appreciation rights or restricted stock awards and does not have any Long-Term Incentive Plans as that term is defined in regulations promulgated by the Securities and Exchange Commission (the "SEC").
(2) Represents management incentives earned in fiscal years 1996, 1995 and 1994 for achievement of corporate and individual objectives.
(3) Reflects a three-for-one stock split effected on August 11, 1995.
(4) Represents market value of shares purchased pursuant to the 1990 Employee Qualified Stock Purchase Plan on the date of such purchase, minus the purchase price of such shares under the Purchase Plan.
(5) Mr. Roelandts is paid a salary of $41,667 per month, or $500,000 per year.
(6) Of these shares, and pursuant to the terms of Mr. Wozniak's Separation Agreement, 475,000 unvested shares were returned to the 1988 Stock Option Plan.
(7) Represents sales commissions, as Mr. Brown does not participate in the Management Incentive Plan.
(8) Represents options granted on May 9, 1996 based on achievement of fiscal 1996 corporate and individual objectives.
(9) Represents options granted on April 3, 1995 based on achievement of fiscal 1995 corporate and individual objectives.

  The following table shows option grants during the fiscal year ended March 31, 1996 for the Named Executive Officers and the potential realizable value of those options, assuming 5% and 10% annual appreciation, at the end of the ten year option term:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS
                         ------------------------------------------------
                                          % OF TOTAL                      POTENTIAL REALIZABLE VALUE
                                           OPTIONS                          AT ASSUMED ANNUAL RATES
                                          GRANTED TO                      OF STOCK PRICE APPRECIATION
                                          EMPLOYEES                             FOR OPTION TERM
                         OPTIONS/SARS     IN FISCAL   EXERCISE EXPIRATION ----------------------------
NAME                      GRANTED(1)        YEAR(2)   PRICE(3)  DATE(4)       5%(5)        10%(5)
- ----                     ------------     ----------- -------- ---------- ------------- --------------
Bernard V.
 Vonderschmitt..........       --             --       $  --      --      $         --  $         --
Willem P. Roelandts.....   800,000           20.1%      31.81   1/11/06      16,005,368    40,560,746
R. Scott Brown..........    90,000(6)(7)      2.3%      22.88    4/3/05       1,294,737     3,281,117
C. Frank Myers..........    60,000(6)(7)      1.5%      22.88    4/3/05         863,158     2,187,412
Gordon M. Steel.........   105,000(6)(7)      2.6%      22.88    4/3/05       1,510,526     3,827,970
Curtis S. Wozniak.......       --             --          --                        --            --

- --------
(1) These options were granted under the Company's 1988 Stock Option Plan, have a 10-year term, vest over a five-year period of employment and have an exercise price equal to market value on the date of grant.
(2) Includes options to purchase an aggregate of approximately 3,971,000 shares of Common Stock of the Company which were granted to employees during the fiscal year ended March 31, 1996.
(3) The exercise price may be paid by check, cash or delivery of shares that are already owned.
(4) Options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated, upon the optionee's death or upon an acquisition of the Company.
(5) Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the ten-year option term. These values are calculated based on requirements established by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation.
(6) Represents options granted on April 3, 1995 based on achievement of fiscal 1995 corporate and individual objectives.
(7) Excludes options granted on May 9, 1996 based on achievement of fiscal 1996 corporate and individual objectives. Messrs. Brown, Myers and Steel were granted options to purchase 40,000, 20,000 and 50,000 shares of Common Stock, respectively. These options were granted at an exercise price of $33.63 and expire on May 9, 2006.

  The following table sets forth, as to the Named Executive Officers, certain information concerning exercise of options during the fiscal year ended March 31, 1996, and the year-end value of unexercised options:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                        NUMBER OF           VALUE OF UNEXERCISED
                           SHARES                  UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                          ACQUIRED                AT FISCAL YEAR END(1)   AT FISCAL YEAR END($)(2)
                             ON        VALUE    ------------------------- -------------------------
NAME                     EXERCISE(1)  REALIZED  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- ----                     ----------- ---------- ----------- ------------- ----------- -------------
Bernard V.
 Vonderschmitt..........   180,000   $5,239,750   179,000      181,000    $4,269,792   $3,740,208
Willem P. Roelandts.....       --           --     26,667      773,333             0            0
R. Scott Brown..........   105,000    3,473,375   343,251      211,749(3)  9,047,436    3,644,439
C. Frank Myers..........       --           --    154,501      130,499(3)  4,041,030    2,057,095
Gordon M. Steel.........     8,206      213,434   102,920      204,375(3)  2,262,547    3,039,995
Curtis S. Wozniak.......    30,000      831,125   207,500      512,500     3,977,083    9,822,917

- --------
(1) Reflects a three-for-one stock split effected on August 11, 1995.
(2) Calculated by determining the difference between the fair market value of the securities underlying the options at March 29, 1996 ($31.75 per share) and the exercise price of the options.
(3) Excludes options granted on May 9, 1996 based on achievement of fiscal 1996 corporate and individual objectives.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

 Overview

  The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, determines the specific compensation levels for senior management and administers the 1988 Stock Option Plan, the Profit Sharing Plan, the Management Incentive Plan and the Employee Qualified Stock Purchase Plan. The Compensation Committee is comprised of independent, non-employee directors who have no interlocking relationship as defined by the SEC. The Committee regularly consults independent compensation data such as public company proxy statements and the Radford Management Survey in setting executive compensation. The companies whose proxies and other publicly available materials the Committee reviews in the course of setting executive compensation levels are in the semiconductor industry and are of roughly similar size (as measured by revenues and aggregate market value) and maturity as the Company. Such companies are generally not the same as the larger, more established companies whose stock performance in the aggregate constitutes the Standard and Poors Index-Semiconductor Subsector used by the Company in the Stock Price Performance Graph which appears on page 12 hereof.

  The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based upon the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common, defined goals. The Company strives to attain these objectives through teamwork that is focused upon meeting the expectations of customers and stockholders.

  In determining compensation for the Company's officers for the 1996 fiscal year, the Committee considered a number of factors. In the case of Willem P. Roelandts, who joined the Company in January 1996 as Chief Executive Officer, both Mr. Roelandts' base salary and target bonus for the fiscal year were determined pursuant to the terms of his employment agreement, which was negotiated by the Company and approved by the Compensation Committee in the effort to bring to the Company a Chief Executive Officer with considerable industry experience and expertise who could provide leadership for the Company in the future. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements." In the case of all other officers of the Company, determination of base salary was based on a number of criteria, including the individual officer's performance level during the prior year, the officer's base compensation level during the prior year, individual achievements of that officer and base salary paid to officers in comparable positions at companies in Xilinx's industry and of comparable size. Determination of base salary is not made in accordance with a formula which measures weighted qualitative and quantitative factors, but rather is based on subjective, informal policies and practices, including an overall review of the foregoing factors, all of which have generally equal importance in making the determination of base salary.

  With respect to cash bonuses paid to officers of the Company for fiscal 1996, each officer was assigned a target bonus equal to a specified percentage of his base salary at the beginning of the fiscal year. For all officers except Mr. Roelandts (whose target bonus was agreed to in connection with negotiation of his employment contract) and R. Scott Brown, the Company's Senior Vice President, Sales, whose bonus depends primarily on sales commissions, that target percentage was established based on performance for the prior year and target bonuses of comparable officers at comparable companies. Whether or not bonuses are paid is determined solely by whether or not the Company has achieved corporate financial goals for a given quarter. If bonuses are paid, they are paid semi-annually. For the 1996 fiscal year, payment of such bonuses depended upon a combination of levels of pre-stated revenue growth, operating income growth and increase in earnings per share, all three criteria having equal importance in determination of the bonus.

  The Committee's determination with respect to stock option grants to officers for fiscal 1996, except in the case of Mr. Roelandts, whose option grants were determined pursuant to his employment agreement, were based on both individual performance and corporate performance. Determination of option grant amounts is not made in accordance with a formula which measures weighted qualitative and quantitative factors, but rather is based on subjective, informal policies and practices, including an overall review of both individual and corporate performance, each of which has generally equal importance in the determination of option grant amounts.

 Compensation Philosophy

  The goals of the compensation program are to align compensation with performance and to enable the Company to attract, retain and reward personnel who contribute to the long-term success of the Company. The Company's compensation program for executive officers is based on the same principles that apply to all corporate employees:

    Competitive Levels of Compensation. The Company is committed to providing a compensation program that helps to attract and retain the people necessary to achieve its objectives. To ensure that this program is competitive, the Company periodically reviews the compensation practices of other leading companies in the semiconductor industry. The Company believes that its compensation levels are near the median of industry compensation levels.

    Compensation Linked to Performance. Executive officers are rewarded based upon corporate and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as revenue growth, operating profits and performance relative to that of competitors. Individual performance is evaluated in the context of progress against established objectives.

    Fairness and Feedback in the Compensation Determination and Administration Processes. The Company applies its compensation philosophy worldwide and endeavors to achieve equity in compensation paid all employees. The Company believes that all employees should understand the performance evaluation and compensation administration processes and endeavors to make such processes fully comprehensible to them.

 Modes of Compensation

  At least once a year, the Company reviews employees' base salaries, taking into consideration each employee's performance and salaries for competitive positions in the labor market.

  The Company has a worldwide Profit Sharing Plan and a Management Incentive Plan. These plans provide for a portion of profits to be shared with employees only if the Company achieves pre-stated levels of growth in earnings per share, revenue and operating income. The Company's officers and key managers, including without limitation the Named Executive Officers, other than R. Scott Brown, participate in the Management Incentive Plan, while all other employees participate in the Profit Sharing Plan (provided that they are employed for the entire calendar quarter). Officers and key managers do not participate in the Profit Sharing Plan.

  The Company believes that all employees are responsible for achieving corporate profit objectives. Under the Management Incentive Plan, distribution of eligible profits occurs semiannually. Individual awards are based upon salary, performance and level of responsibility. Pursuant to the terms of the Profit Sharing Plan, eligible profits are distributed quarterly, with 50% divided equally among all participants and the other 50% divided proportionately among participants based on salary level. For fiscal 1996, approximately 1.7% of profits before consideration of profit sharing distributions and income taxes were distributed to employees.

  The Company believes it is important to align employee and stockholder long-term interests by creating a strong and direct link between employee compensation and stockholder return. To this effect the Company has both a 1988 Stock Option Plan and a 1990 Employee Qualified Stock Purchase Plan. The Option Plan utilizes vesting periods to encourage individuals to remain in the employ of the Company and to support the long term interests of the stockholders. Stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, have ten-year terms and generally vest over a five-year period. Stock option grants are provided at a level calculated to be competitive within the semiconductor industry as well as within a broader group of companies of comparable size and complexity. Under the Employee Qualified Stock Purchase Plan, employees who meet the required work hours are entitled to purchase shares of Common Stock at 85% of the fair market value of the stock at certain specified dates.

 Compensation of the Chief Executive Officer

  Mr. Roelandts became Chief Executive Officer of the Company in January, 1996 and President of the Company in April, 1996. Pursuant to the letter agreement between Mr. Roelandts and the Company dated January 11, 1996, Mr. Roelandts shall receive annual base salary in the amount of $500,000. Mr. Roelandts shall also receive a performance based bonus targeted at 60% of his annual base salary per year upon the achievement of certain performance goals set by the Board of Directors, with the bonus payable to Mr. Roelandts for the first two quarters of fiscal year 1997 at $75,000 per quarter. Mr. Roelandts has also been granted options to purchase 800,000 shares of the common stock of the Company at an exercise price of $31.81, vesting in equal number each month over a five year period as long as he performs certain functions for the Company. The letter agreement provides that in the event that Mr. Roelandts voluntarily terminates his employment with the Company or is terminated for cause, he will not be eligible to receive any severance payments. The letter agreement also provides that if Mr. Roelandts is terminated without cause within one year of a change in control of the Company, he will receive two years' base pay, two years' target bonus, two years' medical and dental insurance and full vesting of all previously unvested stock options. In addition, the letter agreement indicates that if Mr. Roelandts is terminated without cause within the first two years of his employment with the Company, he will receive two years' base pay, two years' target bonus and two years' medical and dental insurance. The Committee determined Mr. Roelandts' compensation pursuant to subjective, informal policies and practices, including assessment of his achievements, his history of performance in other executive positions and his potential for contribution to the Company. In addition, the Committee conducted a review of compensation paid to chief executive officers of comparable companies.

  From August 1994 through January 1996, Mr. Vonderschmitt served as Chief Executive Officer. His base salary prior to the beginning of fiscal 1996 was $315,000. During that year, Mr. Vonderschmitt received a base salary increase of $35,000, bringing his aggregate base salary to $350,000. While he was eligible for profit sharing bonuses under the Management Incentive Plan in the amount of $105,000 during fiscal 1996, Mr. Vonderschmitt elected not to receive these funds, which remain undistributed. In determining
Mr. Vonderschmitt's compensation, the Committee evaluated corporate performance, individual performance, compensation paid to other executive officers of the Company and compensation paid to chief executive officers of comparable companies. The Committee determined Mr. Vonderschmitt's compensation during fiscal 1996 in the same manner that it determined such compensation for the Company's other Named Executive Officers, i.e., pursuant to subjective, informal policies and practices. These policies and practices included an overall review of Mr. Vonderschmitt's performance level during the prior year, his base compensation level and size of option grants during the prior year, his individual achievements, and compensation paid to other executive officers of the Company. The Committee believes that Mr. Vonderschmitt's compensation was somewhat lower than that of many chief executives in comparable positions. These policies and practices generally had equal importance in making the determination of base salary and option amounts. The Committee believes Mr. Vonderschmitt managed the Company exceptionally well and has achieved competitive results in terms of revenue and net income growth relative to others in the industry.

                                          COMPENSATION COMMITTEE OF THE BOARD
                                           OF DIRECTORS

                                          --Philip T. Gianos
                                          --John L. Doyle

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No member of the Compensation Committee is an officer or employee of the Company or any of its subsidiaries.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

  The Company and Willem P. Roelandts, President and Chief Executive Officer, have entered into a letter agreement relating to Mr. Roelandts' employment and compensation due Mr. Roelandts in the event of his termination from the Company under certain circumstances. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" above.

  The Company and Curtis S. Wozniak entered into a Separation Agreement dated April 8, 1996 pursuant to which Mr. Wozniak resigned as President and Chief Operating Officer of the Company and the Company agreed to pay to Mr. Wozniak certain severance benefits. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" above.

  The Company and Bernard V. Vonderschmitt, former Chief Executive Officer of the Company, entered into a Consulting Agreement dated June 1, 1996, relating to the provision of consulting services by Mr. Vonderschmitt to the Company. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" above.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of the copies of such reports received by it, or written representations from reporting persons, the Company believes that during the fiscal year ended March 31, 1996, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements, except with respect to two officers of the Company. Due to administrative errors in the Company's stock administration function, Bernard V. Vonderschmitt did not timely report four transactions, which were subsequently reported on an amended Form 4, and Dan S. Scott, Corporate Controller of the Company, did not timely report one transaction, which was subsequently reported on an amended Form 4.

COMPANY STOCK PRICE PERFORMANCE

  The following graph shows a comparison of cumulative total return for the Company's Common Stock, the Standard & Poor's 500 Stock Index ("S&P 500") and the Hambrecht & Quist Technology Index-Semiconductor Sector ("HQTISS"). As of March 31, 1996, the HQTISS consisted of four of the five diversified semiconductor manufacturers included in the S&P 500 Composite Index as well as thirteen specialized semiconductor manufacturers, including Xilinx.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
               AMONG XILINX, INC. S&P 500 INDEX AND H & Q SEMIS

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           XILINX,        S&P          H & Q
(Fiscal Year Covered)        INC.           500 INDEX    SEMIS
- ---------------------        ----------     ---------    ----------
Measurement Pt-  1991        $100           $100         $100
FYE   1992                   $120           $111         $111
FYE   1993                   $156           $128         $200
FYE   1994                   $233           $130         $264
FYE   1995                   $315           $150         $342
FYE   1996                   $443           $193         $371

  The above chart assumes $100 invested on April 1, 1991 in Xilinx, Inc. Common Stock, the S&P 500 Composite Index and the HQTISS.

                     PAST RESULTS ARE NOT AN INDICATOR OF
                           FUTURE INVESTMENT RETURNS

                                 PROPOSAL TWO

                     AMENDMENTS TO 1988 STOCK OPTION PLAN

  There are currently a total of 32,781,000 shares of Common Stock reserved for issuance under the Option Plan. As of March 30, 1996, options to purchase approximately 13,888,000 shares were outstanding under the Option Plan and 1,264,000 shares remained available for future grants thereunder (without giving effect to the increase in shares being proposed to the stockholders for approval at the Annual Meeting).

PROPOSAL

  In March 1996, the Board of Directors adopted an amendment to increase the number of shares reserved for issuance under the Option Plan by 3,300,000 shares from 32,781,000 to 36,081,000 shares. At the Annual Meeting, the stockholders are requested to approve this amendment.

  This amendment has the effect of increasing the number of shares issuable under the Option Plan and is proposed in order to give the Board of Directors flexibility to grant stock options. The Company believes stock options play a key role in the Company's ability to recruit, reward and retain executives and key employees. Companies like Xilinx have historically used stock options as an important part of recruitment and retention packages. The Company competes directly with these companies for experienced executives and sales personnel and must be able to offer comparable packages to attract the caliber of individual that the Company believes is necessary to achieve the Company's objectives. The Company's growth is partly responsible for the need to increase shares issuable under the Option Plan.

  All of the Company's employees, currently approximately 1,200, are eligible to participate in the Option Plan.

SUMMARY OF THE 1988 STOCK OPTION PLAN

  General. The 1988 Stock Option Plan gives the Board, or a committee which the Board appoints, authority to grant options to purchase Common Stock. Options granted to employees under the Option Plan may be either "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options, at the discretion of the Board or its committee. Options granted to consultants and outside directors of the Company must be nonstatutory stock options.

  Purposes. The purposes of the Option Plan are to attract and retain the best available personnel for the Company, to provide additional incentive to the employees of the Company and to promote the success of the Company's business.

  Administration. The Option Plan may be administered by the Board or a committee of the Board so long as administration complies with the provisions of Rule 16b-3 of the Exchange Act. All options granted to outside directors are automatic and nondiscretionary. All option grants to officers of the Company are determined by the Compensation Committee, while grants to other employees are proposed by such committee and approved by the Board of Directors.

  Eligibility. The Option Plan provides that stock options may be granted to employees (including officers and directors who are also employees), outside directors and consultants of the Company and its subsidiaries. Incentive stock options may be granted only to employees. The Board or a committee of the Board selects the participants (other than outside directors) and determines the number of shares to be subject to each stock option.

  Exercise Price. The per share price for shares issued pursuant to options granted under the Option Plan is determined by the Board or its committee and must not be less than 100% of the fair market value of the Common Stock, in the case of incentive stock options, and 85% of the fair market value of the Common Stock, in the case of nonstatutory stock options, on the date of the grant. Fair market value per share is the closing price as reported on the Nasdaq National Market on the date of grant. Incentive stock options granted to stockholders owning more than 10% of the Company's outstanding stock are subject to the additional restriction that the exercise price must be at least 110% of the fair market value on the date of grant. While the Company is permitted by applicable laws to grant options at below fair market value, to date the Company has not done so and has no plans to do so in the future.

  Terms of Options. Each option is evidenced by a written agreement between the Company and the person to whom such option is granted. The Board or its committee determines the terms of the options granted under the Option Plan. Each option shall be designated either an incentive stock option or a nonstatutory stock option except that to the extent that the aggregate fair market value of the shares with respect to which options designated as incentive stock options are exercisable for the first time by an optionee during any calendar year (under all plans of the Company) exceeds $100,000, such excess shall be treated as nonstatutory stock options. Options generally vest at varying rates over a five-year period. Pursuant to the Option Plan, options may be subject to the following additional terms and conditions:

    (a) Expiration of Options. The term of each option granted under the Option Plan is ten years from the date of grant, unless a shorter period is provided in the stock option agreement. However, incentive stock options granted to an optionee who, at the time of the grant, owns stock representing more than 10% of the Company's outstanding stock, expire five years from the date of grant or such shorter time as may be provided in the stock option agreement.

    (b) Exercise of Option. The Board or a committee of the Board may determine when options are exercisable. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. The permissible methods of payment of the exercise price of the shares purchased upon exercise of an option shall be determined by the Board or its committee in accordance with the provisions of the Option Plan and the applicable option agreement.

    (c) Termination of Employment. If an optionee's employment or consulting relationship with the Company is terminated for any reason other than death or permanent disability, his options outstanding under the Option Plan may be exercised within 30 days (or such other period of time as determined by the Board, not to exceed certain limits) after the date of such termination (but in no event later than the date of expiration of the term of such option) to the extent the options were exercisable on the date of termination. If an optionee ceases to serve as an outside director of the Company for any reason other than death or Permanent disability, his options outstanding under the Option Plan may be exercised within seven months (or such other period as determined by the Board, not to exceed certain limits) after the date of such termination (but in no event later than the date of expiration of the term of such option) to the extent the options were exercisable on the date of termination.

    (d) Disability of Optionee. If an optionee's employment by the Company terminates because of total and permanent disability, his options outstanding under the Option Plan may be exercised within three months (or such other period of time as determined by the Board, not to exceed certain limits) after termination (but in no event later than the date of expiration of the term of such option) to the extent such options were exercisable at the date of termination. If an outside director's service on the Board terminates because of total and permanent disability, his options outstanding under the Option Plan may be exercised within seven months (or such other period of time as determined by the Board, not to exceed twelve months) after termination (but in no event later than the date of expiration of the term of such option) to the extent such options were exercisable at the date of termination.

    (e) Death of Optionee. If an optionee should die while employed by the Company or during his term as outside director, his options outstanding under the Option Plan may be exercised by permitted entities at any time within twelve months after death (but in no event later than the date of expiration of the term of such option) to the extent the options were exercisable at the date of death.

  Non-Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

  Adjustment Upon Changes in Capitalization or Merger. In the event any change is made in the Company's capitalization, such as a stock split or reverse stock split, appropriate adjustment shall be made to the purchase price and to the number of shares subject to the stock option. In the event of the proposed dissolution or liquidation of the Company, all options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the successor corporation shall assume all outstanding options or substitute new options therefor. If the successor corporation refuses to assume the options or substitute equivalent options, the Board may determine in its discretion to accelerate the exercisability of such options. With respect to options granted to outside directors, each such option shall automatically become fully vested and exercisable in the event of substantially all of the assets of the Company or into another corporation.

  Amendment and Termination of the Option Plan. The Board may amend or terminate the Option Plan from time to time in such respects as the Board may deem advisable, without approval of the stockholders, except to the extent and in the manner required by Rule 16b-3 under the Exchange Act. Any amendment or termination of the Option Plan shall not affect options already granted and such options shall remain in full force and effect as if the Option Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and the Company, which agreement must be in writing and signed by the optionee and the Company.

  In any event, the Option Plan shall terminate in 1998. Any options outstanding under the Option Plan at the time of its termination shall remain outstanding until they expire by their terms.

FEDERAL TAX INFORMATION

  Options granted under the 1988 Stock Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

  If an option granted under the Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after receipt of the shares by the optionee any gain will be treated as long-term capital gain and any loss will be treated as long-term capital loss. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the option exercise or (ii) the sale price of the stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as short-term or long-term capital gain or loss, depending on the holding period, and will not result in any deduction by the Company.

  All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon option exercise, the optionee will generally recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price, and the Company will be entitled to a tax deduction in the same amount. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss.

  Different rules may apply with respect to optionees subject to Section 16(b) of the Exchange Act.

  The foregoing summary of the effect of federal income taxation upon the participant and the Company with respect to the purchase of shares under the 1988 Stock Option Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which the participant may reside.

PARTICIPATION IN THE 1988 STOCK OPTION PLAN

  The grant of options under the Option Plan to employees, including the Named Executive Officers, is subject to the discretion of the plan's administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the Option Plan. Accordingly, future awards are not determinable. The following table sets forth information with respect to the grant of options to the Named Executive Officers, Directors, to all current executive officers as a group, all current Directors who are not executive officers and to all other employees as a group during the last fiscal year.

                             AMENDED PLAN BENEFITS

                            1988 STOCK OPTION PLAN

                                                                     WEIGHTED
                                                                      AVERAGE
                                                                     EXERCISE
                                                                       PRICE
     NAME OF INDIVIDUAL OR IDENTITY OF GROUP AND     OPTIONS         PER SHARE
                      POSITIONS                     GRANTED(#)        ($/SH.)
     -------------------------------------------    ----------       ---------
   Bernard V. Vonderschmitt........................       --          $  --
     Chairman and Chief Executive Officer*
   Willem P. Roelandts.............................   800,000          31.81
     President and Chief Executive Officer*
   Curtis S. Wozniak...............................       --             --
     President and Chief Operating Officer**
   Scott Brown.....................................    90,000(1)(3)    22.88
     Senior Vice President, Sales
   C. Frank Myers..................................    60,000(1)(3)    22.88
     Vice President, Operations
   Gordon M. Steel.................................   105,000(1)(3)    22.88
     Senior Vice President, Finance and Chief
      Financial Officer
   John L. Doyle...................................    12,000          31.50
     Director
   Philip T. Gianos................................    12,000          31.50
     Director
   All current executive officers as a group....... 1,115,000(1)(3)    28.83
   All current directors who are not executive
    officers.......................................    24,000          31.50
   All other employees as a group.................. 2,832,000(2)       31.77

- --------
 * Mr. Roelandts succeeded Mr. Vonderschmitt as Chief Executive Officer of the Company on January 11, 1996. Mr. Vonderschmitt continued as Chairman of the Company's Board of Directors. On April 17, 1996, Mr. Roelandts assumed the additional position of President of the Company.
** Mr. Wozniak resigned as President and Chief Operating Officer of the
   Company effective April 15, 1996.
(1) Represents or includes options granted on April 3, 1995 based on achievement of fiscal 1995 corporate and individual objectives.
(2) Reflects a three-for-one stock split effected on August 11, 1995.
(3) Excludes options granted on May 9, 1996 based on achievement of fiscal 1996 corporate and individual objectives.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

  Affirmative votes constituting a majority of the Votes Cast will be required to approve the amendment to the Option Plan.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                       THE AMENDMENT TO THE OPTION PLAN.
                                PROPOSAL THREE

                     AMENDMENTS TO 1990 EMPLOYEE QUALIFIED
                              STOCK PURCHASE PLAN

  There are currently a total of 2,925,000 shares reserved for issuance under the 1990 Employee Qualified Stock Purchase Plan (the "Purchase Plan"). As of March 30, 1996, a total of 2,672,950 shares had been purchased under the Purchase Plan and 252,050 shares remained reserved for issuance thereunder (without giving effect to the increase in shares being proposed to the stockholders for approval at the Annual Meeting).

PROPOSAL

  In April 1996, the Board of Directors adopted amendments to the Purchase Plan to increase the authorized number of shares issuable under the Purchase Plan by 460,000 for a total of 3,385,000 shares.

  The Board considers the increase in shares necessary to fund the Purchase Plan for the future. The Board believes that participation by the Company's employees in the Purchase Plan promotes the success of the Company's business through broad-based equity ownership among the employees. The Board further believes that the Purchase Plan is an integral component of the Company's benefits program that is intended to provide employees with an incentive to exert maximum effort for the success of the Company and to participate in that success through acquisition of the Company's Common Stock. As of April 1, 1996, approximately 78% of the employees were participating in the Purchase Plan.

  All of the Company's employees, currently approximately 1200, are eligible to participate in the Purchase Plan, subject to minimal eligibility requirements described below.

SUMMARY OF THE 1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

  Purpose. The purpose of the Purchase Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.

  Administration. The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board. All questions of interpretation of the Purchase Plan are determined by the Board of Directors or its committee, whose decisions are final and binding upon all participants.

  Eligibility. Any person who is employed by the Company (or any designated subsidiary) for at least 20 hours per week and more than five months in a calendar year shall be eligible to participate in the Purchase Plan, provided that the employee is employed on a given enrollment date and subject to certain limitations imposed by Section 423(b) of the Code. Eligible employees may become participants in the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions at least 10 days prior to the applicable enrollment date, unless a later time for filing the subscription agreement has been set by the Board of Directors for all eligible employees with respect to a given offering period.

  Offering Periods. The Purchase Plan is implemented by consecutive 24 month offering periods with a new offering period commencing on the first day of January and July of each year. Each offering period consists of four six-month exercise periods, with exercise dates occurring one day prior to the date six months, 12 months, 18 months and 24 months from the enrollment date. The Board of Directors may change the duration of any offering period without stockholder approval if it provides notice of such change at least 15 days prior to the scheduled beginning of the offering period affected.

  Purchase Price. The purchase price of the shares offered under the Purchase Plan in a given exercise period is the lower of 85% of the fair market value of the Common Stock on the enrollment date or 85% of the fair market value of the Common Stock on the exercise date. The fair market value of the Common Stock on a given date is the closing sale price of the Common Stock for such date as reported by the Nasdaq National Market as of such date.

  Payroll Deductions. The purchase price for the shares is accumulated by payroll deductions during each offering period. The deductions elected may not exceed 15% nor fall beneath 2% of a participant's eligible compensation, which is defined in the Purchase Plan to include all regular straight time earnings and any payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions or other compensation for a given offering period. A participant may discontinue participation in the Purchase Plan and may increase or decrease the rate of payroll deductions at any time during the offering period. Payroll deductions commence on the first payday following the enrollment date and end on the last exercise date of the offering period unless sooner terminated as provided in the Purchase Plan.

  Grant and Exercise of Option. In general, the maximum number of shares placed under option to a participant in an exercise period is that number determined by dividing the amount of the participant's total payroll deductions to be accumulated prior to an exercise date by the lower of 85% of the fair market value of the Common Stock at the beginning of the offering period or on the exercise date. Unless a participant withdraws from the Purchase Plan, the participant's option for the purchase of shares is exercised automatically on each exercise date for the maximum number of whole shares at the applicable price.

  No employee will be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the employee would own and/or hold options to own 5% or more of the voting securities of the Company nor shall an employee be granted an option which would permit the employee to buy under all employee stock purchase plans of the Company more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

  Automatic Transfer to Low Price Offering Period. In the event that the fair market value of the Company's Common Stock is lower on an exercise date than on the enrollment date for the offering period, all participants shall be deemed to have withdrawn from the offering period after the exercise of their option on such exercise date and to have enrolled as participants in a new offering period which begins on or about the day following such exercise date. A participant may elect to remain in the previous offering period by filing a written statement declaring such election prior to the time of the automatic change to the new offering period.

  Withdrawal; Termination of Employment. A participant may withdraw all, but not less than all, payroll deductions credited to his or her account but not yet used to exercise an option under the Purchase Plan at any time by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Any withdrawal by the participant of accumulated payroll deductions for a given offering period automatically terminates the participant's interest in that offering period. The failure to remain in the continuous employ of the Company for at least 20 hours per week during an offering period will be deemed to be a withdrawal from that offering period.

  Transferability. No rights or accumulated payroll deductions of a participant under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or pursuant to the Purchase Plan) and any attempt to so assign or transfer may be treated by the Company as an election to withdraw from the Purchase Plan.

  Adjustments Upon Changes in Capitalization. In the event any change is made in the Company's capitalization pursuant to a stock split or stock dividend, appropriate adjustments will be made by the Board of Directors to the number of shares subject to purchase under the Purchase Plan and in the purchase price per share.

  Amendment or Termination. The Board of Directors may at any time and for any reason amend or terminate the Purchase Plan, except that (other than in limited circumstances set forth in the Purchase Plan) termination shall not affect options previously granted prior thereto, and no amendment may make any change in any option previously granted. In addition, stockholder approval for any amendment must be obtained to the extent necessary to comply with Rule 16b-3 promulgated under the Exchange Act or Section 423 of the Code. In any event, the Purchase Plan shall terminate in 2010.

FEDERAL TAX INFORMATION

  The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the length of time the shares have been held by the participant. If the shares have been held by the participant for more than two years after the date of option grant, and more than one year from the date the shares are purchased by him or her, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the option price or (b) 15% of the fair market value of the shares on the first day of the offering period, will be treated as ordinary income. Any further gain upon such disposition will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the exercise date over the option price will be treated as ordinary income, and any further gain or loss on such disposition will be short-term capital gain or loss. The Company is not entitled to a deduction for amounts taxed as ordinary income reported by participants upon disposition of shares within two years from date of grant or one year from the date of acquisition.

  The foregoing summary of the effect of federal income taxation upon the participation and the Company with respect to the purchase of shares under the Purchase Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

PARTICIPATION IN THE 1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

  Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Purchase Plan. The following table sets forth certain information regarding shares purchased under the Purchase Plan during the last fiscal year and the payroll deductions accumulated at the end of the last fiscal year in accounts under the Purchase Plan for each of the Named Executive Officers, for all current executive officers as a group and for all other employees who participated in the Purchase Plan as a group:

                             AMENDED PLAN BENEFITS

                  1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

                                             NUMBER OF               PAYROLL
                                              SHARES                DEDUCTIONS
NAME OF INDIVIDUAL OR IDENTITY OF GROUP AND  PURCHASED   DOLLAR    AS OF FISCAL
POSITION                                      (#)(1)   VALUE($)(2)   YEAR END
- -------------------------------------------  --------- ----------- ------------
Bernard V. Vonderschmitt ...................      --   $      --    $      --
 Chairman and Chief Executive Officer*
Willem P. Roelandts.........................      --          --           --
 President and Chief Executive Officer*
Curtis S. Wozniak...........................    1,332      20,507       13,500
 President and Chief Operating Officer**
Scott Brown.................................      --          --           --
 Senior Vice President, Sales
C. Frank Myers..............................    1,333      19,906        7,294
 Vice President, Operations
Gordon M. Steel.............................    1,333      20,136        7,238
 Senior Vice President, Finance and Chief
 Financial Officer
All current executive officers as a group...    3,998      60,549       32,558
All other employees as a group..............  533,393   9,796,361    2,213,000

- --------
 * Mr. Roelandts succeeded Mr. Vonderschmitt as Chief Executive Officer of the Company on January 11, 1996. Mr. Vonderschmitt continued as Chairman of the Company's Board of Directors. On April 17, 1996, Mr. Roelandts assumed the additional position of President of the Company.

**Mr. Wozniak resigned as President and Chief Operating Officer of the Company effective April 15, 1996.

(1) Reflects a three-for-one stock split effected on August 11, 1995.

(2) Market value of shares on date of purchase, minus the purchase price under the Purchase Plan.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

  Affirmative votes constituting a majority of the Votes Cast will be required to approve the amendment to the Purchase Plan.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                      THE AMENDMENT TO THE PURCHASE PLAN.

                                 PROPOSAL FOUR

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending March 29, 1997 and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

  Ernst & Young LLP has audited the Company's financial statements for each fiscal year since the fiscal year ended March 31, 1984. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

  Affirmative votes constituting a majority of the Votes Cast will be required to ratify the appointment of Ernst & Young LLP.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF
                ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT
                        AUDITORS FOR FISCAL YEAR 1997.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                          The Board of Directors

Dated: June 24, 1996

                     THIS PROXY IS SOLICITED ON BEHALF OF

                           THE BOARD OF DIRECTORS OF

P                                XILINX, INC.

R                     1996 ANNUAL MEETING OF STOCKHOLDERS

O

X         The undersigned stockholder of XILINX, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of
Y Stockholders and Proxy Statement, each dated June 24, 1996, and hereby appoints Willem P. Roelandts and Robert C. Hinckley, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Stockholders of XILINX, INC. to be held on July 30, 1996, at 11:00 a.m., local time, at the Hyatt Sainte Claire Hotel, 302 South Market, San Jose, California and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.


                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------
                     CONTINUED AND TO BE SIGNED ON REVERSE SIDE
- ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---

[X]  Please mark
     votes as in
     this example.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE 1988 STOCK OPTION PLAN, FOR THE AMENDMENT TO THE 1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                                                                          FOR     AGAINST   ABSTAIN
1.  ELECTION OF DIRECTORS:                                                2.  PROPOSAL TO APPROVE AN      [_]       [_]       [_]
                                                                              AMENDMENT TO THE
Nominees:  Bernard V. Vonderschmitt; Willem P. Roelandts; Philip              COMPANY'S 1988 STOCK
           T. Gianos; John L. Doyle                                           OPTION PLAN TO INCREASE
                                                                              THE NUMBER OF SHARES
           FOR ALL                          WITHHOLD AUTHORITY                RESERVED FOR ISSUANCE
           NOMINEES       [_]      [_]         TO VOTE FOR                    THEREUNDER BY 3,300,000
         LISTED ABOVE                          ALL NOMINEES                   SHARES:
                                               LISTED ABOVE

                                                                                                          FOR     AGAINST   ABSTAIN
                                                                          3.  PROPOSAL TO APPROVE AN      [_]       [_]       [_]
                                                                              AMENDMENT TO THE
                                                                              COMPANY'S 1990 EMPLOYEE
                                                                              QUALIFIED STOCK PURCHASE
                                                                              PLAN TO INCREASE THE
                                                                              NUMBER OF SHARES RESERVED
- --------------------------------------      MARK HERE        [_]              FOR ISSUANCE THEREUNDER
For all nominees except as noted above      FOR ADDRESS                       BY 460,000 SHARES:
                                            CHANGE AND
                                            NOTE BELOW

                                                                          4.  PROPOSAL TO RATIFY THE      FOR     AGAINST   ABSTAIN
                                                                              APPOINTMENT OF ERNST &      [_]       [_]       [_]
                                                                              YOUNG AS THE INDEPENDENT
                                                                              AUDITORS OF THE COMPANY
                                                                              FOR FISCAL 1997:


(This Proxy should be marked, dated, and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)



Signature:_____________________  Date _______

Signature:_____________________  Date _______